EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement No. 333-129668 of Enterprise GP Holdings L.P. on Form S-8, and (ii) Registration Statement Nos. 333-146236 and 333-161597 of Enterprise GP Holdings L.P. on Form S-3 of our report dated March 1, 2010, relating to the consolidated balance sheet of EPE Holdings, LLC and subsidiaries at December 31, 2009, appearing in this Current Report on Form 8-K of Enterprise GP Holdings L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 8, 2010